UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Corning Natural Gas Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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330 West William Street P.O. Box 58 Corning, New York 14830- 0058 607-936-3755 607-962-2844 fax

•      VOTE FOR THE APPROVAL OF THE PROPOSED
MERGER WITH C&T ENTERPRISES AND RECEIVE
$16.50 PER SHARE

•      VOTE BY INTERNET, TELEPHONE OR SIGN, DATE
AND MAIL THE ENCLOSED WHITE  PROXY CARD
TODAY!

September 15, 2006

Dear Fellow Stockholder,

We have previously sent to you proxy material in connection with the important upcoming Special Stockholders Meeting of Corning Natural Gas Corporation (“Corning”) scheduled for September 28, 2006.  At the special meeting, we are asking for your vote to approve the proposed Agreement and Plan of Merger involving Corning and C&T Enterprises, Inc.  If the Merger is approved and consummated, Corning stockholders will receive $16.50 in cash for each share of Corning stock owned.

The Board of Directors of Corning unanimously recommends approval and urges you to vote FOR the Merger Agreement and the Merger.

Because approval of the Merger requires the affirmative vote of two-thirds of the outstanding shares, your vote is extremely important regardless of the number of shares you own.

We urge you to vote FOR the Merger Agreement and Merger with C&T by Internet, telephone, or by signing, dating and returning the enclosed WHITE form of proxy today!

If you have any questions, or require any assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free, at 1.888.750.5834.

We appreciate your continued support.

Sincerely,

/s/ Thomas K. Barry
Thomas K. Barry
Chairman of the Board of Directors and Chief Executive Officer

PLEASE NOTE

This letter is intended to supplement the Corning Proxy Statement previously delivered to you. We strongly urge that you read the Proxy Statement and other documents that provide important information about  Corning and the proposed Merger.  Such materials are on file and accessible on the website of the Securities and Exchange Commission (www.sec.gov) and the Company’s website (www.corninggas.com) and may be acquired for free from Corning.